                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                              MEDICALCONTROL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                              MEDICALCONTROL, INC.
                        8625 KING GEORGE, DR., SUITE 300
                              DALLAS, TEXAS 75235
                           TELEPHONE: (214) 630-6368

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       To Be Held Wednesday, May 31, 2000

To our Shareholders:

         PLEASE TAKE NOTICE that the Annual Meeting of Shareholders (the "Annual Meeting") of MedicalControl, Inc. (the "Company") will be held at the Company's offices at 8625 King George Dr., Suite 300, Dallas, Texas 75235, at 9:30 a.m., local time, on Wednesday May 31, 2000, for the following purposes:


1. To elect four (4) Directors to hold office until the next Annual Meeting of the Company when their respective successors are elected and qualified, or upon their earlier retirement, resignation or removal;

2. To approve the MedicalControl, Inc. Stock Option and Incentive Plan (the "Stock Option Plan");

3. To approve the MedicalControl, Inc. 2000 Non-Employee Director Stock Compensation Plan (the "Directors Compensation Plan"); and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         Only shareholders of record at the close of business on April 24, 2000, are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.

         A Proxy Statement that describes the foregoing proposals and a form of Proxy accompany this notice.


                              By Order of the Board of Directors


                              Stephanie L. McVay
                              Secretary



Dallas, Texas
May 2, 2000


WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY SHAREHOLDER GRANTING A PROXY MAY REVOKE IT AT ANY TIME BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY PRIOR TO ITS EXERCISE.

                              MEDICALCONTROL, INC.
                        8625 KING GEORGE DR., SUITE 300
                              DALLAS, TEXAS 75235

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, MAY 31, 2000


         This Proxy Statement is furnished to shareholders of MedicalControl, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 9:30 a.m., local time, on Wednesday, May 31, 2000, at the Company's executive offices, and at all adjournments or postponements thereof. Shareholders of the Company will be asked to consider the matters set forth in the attached Notice of Annual Meeting of Shareholders at the Annual Meeting. The Board of Directors is not currently aware of any other matters that will come before the Annual Meeting.


         Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to the Company prior to the Annual Meeting and not revoked. The Proxy may be revoked at any time before it is voted by giving written notice to the Secretary of the Company.

         This Proxy Statement and form of Proxy were first mailed to shareholders of the Company on or about May 2, 2000.

                               QUORUM AND VOTING

         RECORD DATE. The record date for the Annual Meeting ("Record Date") is April 24, 2000. Only holders of record of the Company's Common Stock, $.01 par value per share ("Common Stock") at the close of business on such date are entitled to notice of, and to vote at, the Annual Meeting.

         VOTING STOCK. The only class of stock entitled to be voted at the meeting is Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 4,672,492 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

         QUORUM. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the shareholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

         VOTING BY STREET NAME HOLDERS. If a shareholder owns shares in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as broker "non-votes").

         REQUIRED VOTE. To be elected as a director, each nominee needs the affirmative vote of the holders of record of a plurality of the votes duly cast at the Annual Meeting (i.e., the nominee receiving the greatest number of votes will be elected). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented at the Annual Meeting is required to approve the proposals to adopt the Stock Option Plan and the Directors Compensation Plan. Any shares voted as abstentions and broker "non-votes" on any matter (or a withheld authority vote as to directors) are counted as present and entitled to vote for the purposes of determining a quorum, but are not deemed to have been voted in favor of such matter. The effect of broker "non-votes" on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter. Abstentions and broker "non-votes" are not counted for purposes of the election of a Director. An abstention is counted as a vote against these proposals. A broker "non-vote" with respect to either the proposal for the option plan or the proposal for the compensation plan is counted as a vote against the proposal.

         DEFAULT VOTING. Where shareholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a shareholder properly executes and returns the accompanying proxy, but does not indicate any voting instructions, such shareholder's shares will be voted as follows:

         (i) FOR the election of each nominee listed below as director of the Company;

         (ii)     FOR the adoption of the Stock Option Plan;

         (iii)    FOR the adoption of the Outside Directors Plan; and

         (iv) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

         If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The Board of Directors does not currently know of any such other matter or business.


                                   PROPOSAL I
                             ELECTION OF DIRECTORS

NUMBER OF DIRECTORS

         The Bylaws of the Company provide that the number of Directors may be determined from time to time by the Board of Directors. The number of members of the Board of Directors was five (5) following the last Annual Meeting of Shareholders in 1999. However, on March 28, 2000, the Board of Directors approved resolutions that will decrease the number of Directors on the Board to four (4) effective as of May 31, 2000, the day scheduled for the Annual Meeting.

         In the event any nominee should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for a substitute nominee selected by the Board of Directors. Management of the Company knows of no reason why any nominee would be unable to serve.

CURRENT NOMINEES

         At the Annual Meeting, the holders of Common Stock as of the Record Date will consider and vote for each of the members of the Company's Board of Directors. The Board of Directors has nominated John Ward Hunt, William L. Amos, Jr., M.D., Frank M. Burke, Jr., and David Samuel Coats for reelection as Directors of the Company. The nominees are currently serving as Directors of the Company, and if they are reelected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or the earlier retirement, resignation or removal of any such nominee. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the nominees has indicated their willingness to serve the full term.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

         The following is biographical information about each of the nominees:

         See "Management" for biographical information concerning Mr. Hunt, who is an employee of the Company.

         WILLIAM L. AMOS, JR., M.D. has served as a Director of the Company since May 1996. Dr. Amos has served as the Company's Medical Director since 1993. In 1988, Dr. Amos founded MedStrategies of Georgia, Inc., which collaborated with MedStrategies of Virginia, Inc. to form MedStrategies, Inc. MedStrategies offers a wide range of consulting services to managed care organizations, providers and healthcare purchasers. Prior to founding MedStrategies, Inc., Dr. Amos was engaged in the private practice of obstetrics and gynecology for twelve (12) years and served as Director, Senior Vice President and Medical Director of AFLAC. Dr. Amos was a founding Director and first President of the American Association of Preferred Provider Organizations. Dr. Amos has served as a Director of the Utilization Review Accreditation Commission. Dr. Amos received his Bachelors of Science degree from the Georgia Institute of Technology in 1966 and his Medical Doctorate from the Medical College of Georgia in 1970. Dr. Amos completed his internship and residency in obstetrics and gynecology at Baylor University Medical Center in 1974. Dr. Amos is certified by the American Board of Obstetricians and Gynecologists and a Fellow of the American College of Obstetricians and Gynecologists. See "Certain Relationships and Related Transactions."

         FRANK M. BURKE, JR. was appointed to the Board of Directors on March 22, 1999. Mr. Burke has served as Chairman, Chief Executive Officer and Managing General Partner of Burke, Mayborn Company, Ltd., a private investment and consulting company located in Dallas, Texas ("BMC"), since 1984. BMC provides strategic and financial consulting to selected individuals and entities. From 1960 to 1984, Mr. Burke was associated with Peat, Marwick, Mitchell & Co., an international firm of certified public accountants now known as KPMG, L.L.P.
Mr. Burke was elected partner in 1968, and served as a member of the Peat Marwick Board of Directors from 1978 to 1984. During the same period Mr. Burke served as Chairman of the Energy Group for Peat Marwick International and National Director of Energy and Natural Resources for Peat Marwick in the United States. Mr. Burke presently serves as a Director of Kaneb Services, Inc. (NYSE), Kaneb Pipe Line Partners, L.P. (NYSE) and Miller Exploration Company (Nasdaq). In addition, Mr. Burke serves on the Board of Directors of numerous private corporations.

         DAVID SAMUEL COATS has served as a Director of the Company since April 1996. Mr. Coats is a self-employed business consultant and private investor. From January 1993 until December 1998, he was President and Chief Executive Officer of PROS Strategic Solutions, Inc. PROS is the world's leading provider of airline revenue management systems. From January 1996 until November 1996, Mr. Coats was a self-employed business consultant and private investor. From 1993 to 1995, Mr. Coats served as a Senior Vice President at Continental Airlines, Inc. ("Continental"), where he was a member of the management team that brought Continental out of bankruptcy and assisted in establishment of its business after bankruptcy. At various periods during his tenure at Continental, Mr. Coats was over in-flight services, reservations, customer relations and the short haul system of Continental and Continental Express. He also served as a member of Continental's senior management committee. Mr. Coats received his Bachelor of Arts degree in 1964 and Juris Doctor degree in 1965 from the University of Texas in Austin.

         None of the nominees have any family relationship with each other or any officer or director of the Company. None of the nominees are being proposed for election pursuant to any arrangement of understanding between such nominees and any other person, except only the Directors and executive officers of the Company acting solely as such.

BOARD OF DIRECTORS; COMMITTEES

         The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors holds its annual meeting immediately after the Annual Meeting of Shareholders. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board of Directors met seven times.

         The Board of Directors has established Audit, Compensation and Stock Option Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

         In 1999, the Audit Committee consisted of Mr. Robert W. Philip (until March 1999 upon his resignation from the Company's Board of Directors), Mr. Burke (from March 1999) and Mr. Coats. The functions of the Audit Committee are to recommend annually to the Board of Directors the appointment of the independent public accountants of the Company, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to financial reporting. The Audit Committee met twice during the last fiscal year.

         In 1999, the Compensation Committee consisted of Mr. Robert W. Philip (until March 1999 upon his resignation from the Company's Board of Directors), Mr. Burke (from March 1999) and Mr. Coats. The functions of the Compensation Committee are to review and approve annual salaries and bonuses for all executive officers and review, approve and recommend to the Board of Directors the terms and conditions of all employee benefits or changes thereto. The Compensation Committee also administered the Company's 1993 Stock Compensation Plan for the benefit of certain officers, Directors, employees and advisors of the Company (the "Prior Option Plan"), which was terminated in March 2000. The Compensation Committee was authorized, among other powers, to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option and the time or times at which the option was granted pursuant to the Prior Option Plan. The Compensation Committee met three times during the last fiscal year.

         The Stock Option Committee consists of the entire Board of Directors. The function of the Stock Option Committee is to manage and administer the Company's Outside Directors Stock Option Plan. The Stock Option Committee did not meet during the last fiscal year.

         The Company does not have a nominating committee. The Board of Directors as a whole performs the functions customarily attributable to a nominating committee.

         No director attended fewer than 75% of the total number of meetings of the Board of Directors and its committees that he was required to attend.

         Each non-employee director of the Company receives $1,750 for each meeting of the Board of Directors attended, as well as reimbursement of reasonable expenses, and $500 for each telephonic meeting of the Board of Directors in which he participates. In addition, non-employee Directors receive options under the Outside Directors Plan to purchase 10,000 shares of Common Stock at fair market value upon initial election to the Board and options to purchase 1,000 additional shares of Common Stock upon their re-election for subsequent terms. Each year, Directors who serve as members of the Audit Committee or the Compensation Committee are also granted options to purchase 5,000 shares of Common Stock for each committee that they serve on during a particular year.

MANAGEMENT

         The executive officers and Directors of the Company are as follows:

Name                                   Age          Position
----                                   ---          --------
William L. Amos, Jr., M.D.             55           Director
Bob E. Buddendorf                      62           Senior Vice President and Chief Financial Officer
Frank M. Burke, Jr.                    60           Director
David Samuel Coats                     59           Director
John Ward Hunt                         53           President, Chief Executive  Officer and Chairman of the Board of
                                                    Directors
Donald Richard Huntington              44           President and Chief Executive Officer of MedicalControl
                                                    Network Solutions, Inc.("MNS")
Patrick W. Kennedy                     35           President and Chief Executive Officer of ppoONE.com, inc.
Stephanie L. McVay                     36           Senior Vice President, General Counsel and Secretary
Ralph T. Smith, Jr.                    52           Senior Vice President, Network Services of MNS


         The following is biographical information regarding the executive officers of the Company:

         BOB E. BUDDENDORF was elected Senior Vice President and Chief Financial Officer of the Company in April 1999. Mr. Buddendorf serves as an officer for each of the Company's subsidiaries other than the TPA subsidiary and is on the Board of Directors of the TPA subsidiary. From July 1988 until March 1999, Mr. Buddendorf served in various capacities (most recently as assistant treasurer) in the treasury organization of Electronic Data Systems Corporation, a Plano, Texas computer services firm. He has over eight years of experience with Deloitte & Touche, an international accounting and consulting firm, and 20 years experience as chief financial officer of three publicly held corporations. Mr. Buddendorf received his Bachelor of Business Administration and Master of Business Administration degrees from Southern Methodist University in 1959 and 1961, respectively, and is a Certified Public Accountant.

         JOHN WARD HUNT has served as President of the Company since January 1989 and as Chief Executive Officer and Chairman of the Board since December 1989. Mr. Hunt is Chairman of the Board of the Company's operating subsidiaries. From 1970 until joining the Company in 1989, Mr. Hunt was self-employed as an investor in various operating businesses. Mr. Hunt is the managing general partner of the principal shareholder of the Company. He received his Bachelor of Arts in History from Washington and Lee University in 1969. See "Certain Relationships and Related Transactions."

         DONALD RICHARD HUNTINGTON has served as President and Chief Executive Officer of MedicalControl Network Solutions, Inc. since December 1999. He has served as President and Chief Executive Officer of Business Health Companies, Inc. ("BHC") since June 1994. The Company acquired BHC in September 1998. Mr. Huntington is an employee benefits professional with 20 years of experience in the design, funding and administration of employee health care benefit plans. His experience includes senior management in the group benefits department of The Prudential Insurance Company of America and senior level benefits consulting for Coopers & Lybrand and Towers Perrin. Mr. Huntington graduated from St. John's University with a Bachelor of Science in Economics in 1978. See "Executive Compensation-Employment Agreements."

         PATRICK W. KENNEDY has served as President and Chief Executive Officer of ppoONE.com, inc. since December 1999, Senior Vice President of ppoONE.com, inc. from January 1998 to December 1999 and Vice President, Information Management of the Company from August 1995 to December 1998. Mr. Kennedy was Director of Information Technology for United Chambers Healthcare from 1994 to 1995 and Manager of Information Systems for Bristol-Meyers Squibb from 1991 to 1994. Mr. Kennedy received his Bachelor of Science degree in Computer Science from Purdue University and his Master of Science degree in Biomechanics from Penn State University. See "Executive Compensation-Employment Agreements."

         STEPHANIE L. MCVAY has served as General Counsel and Secretary of the Company since July 1996 and Senior Vice President and General Counsel since May 1999. She is also Senior Vice President and General Counsel for MNS and ppoONE.com, inc., and secretary for each of the Company's subsidiaries other than the TPA subsidiary. Prior to joining the Company, Ms. McVay practiced corporate and securities law for eight years with the law firm of Gardere & Wynne, L.L.P. She received her Bachelor of Business Administration degree in Accounting from Texas A&M University in 1984 and a Juris Doctor degree from Southern Methodist University School of Law in 1988.

         RALPH T. SMITH, JR. has served as Senior Vice President, Network Services since December 1999 and Chairman of the Board of BHC since June 1994. The Company acquired BHC in September 1998. Prior to joining BHC, Mr. Smith held senior management positions with Mitchell Energy & Development Corp. and BJ Hughes. Mr. Smith is a graduate of University of Massachusetts and his background includes 25 years of experience in human resources, compensation and benefits administration. See "Executive Compensation-Employment Agreements."

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table, and the accompanying explanatory footnotes, includes annual and long-term compensation information on (i) the Company's Chief Executive Officer and (ii) each executive officer who received total annual salary and bonus in excess of $100,000, for services rendered in all capacities during the fiscal years ended December 31, 1999, 1998 and 1997.

                                                                                             LONG TERM
NAME AND PRINCIPAL POSITION                        ANNUAL COMPENSATION                      COMPENSATION
---------------------------                 ------------------------------------------     ---------------
                               FISCAL                                   OTHER ANNUAL                              ALL OTHER
                                YEAR        SALARY        BONUS        COMPENSATION(1)     OPTIONS GRANTED      COMPENSATION
                                ----        ------        -----        ---------------     ---------------      ------------
John Ward Hunt                  1999       $214,100     $75,000(3)        $4,885                  -0-              $32,610(2)
  President and Chief           1998       $262,500     $22,000           $4,379                  -0-              $32,610(2)
  Executive Officer             1997       $250,000        -0-            $3,317                  -0-              $32,610(2)


Donald Richard Huntington       1999       $201,800        -0-            $5,000                  -0-                -0-
  President and Chief           1998       $ 53,030        -0-              -0-                   -0-                -0-
  Executive Officer             1997          -0-          -0-              -0-                   -0-                -0-
  MNS(4)


Patrick W. Kennedy              1999       $140,833        -0-            $2,479              110,000(5)             -0-
  President and Chief           1998       $145,875        -0-            $2,627               20,000(6)             -0-
  Executive Officer of          1997       $117,500        -0-            $1,243               20,000(7)             -0-
  ppoONE.com, inc.


Ralph T. Smith                  1999       $201,800        -0-            $5,000                  -0-                -0-
   Senior Vice President        1998       $ 53,030        -0-              -0-                   -0-                -0-
   Network Services of          1997          -0-          -0-              -0-                   -0-                -0-
   MNS(4)


Robert O. Brooks(8)             1999       $137,750      25,000(3)        $3,394              225,000(9)             -0-
   Executive Vice President     1998       $162,750        -0-            $3,423                  -0-                -0-
   Chief Operating Officer      1997       $154,200        -0-            $3,759               25,000(10)            -0-




(1) The amounts reflect the Company's contributions on behalf of the persons indicated to the 401(k) Plan.

(2) Reflects the amount paid by the Company for certain split dollar insurance and/or deferred compensation/salary continuation for the benefit of J. Ward Hunt.

(3)  Represents a bonus that was granted in 1998, but paid in 1999.

(4) Messrs. Huntington and Smith joined the Company in September 1998 when the Company purchased BHC.

(5) On June 24, 1999, the Company granted Mr. Kennedy an option to purchase 110,000 shares at $7.375 per share expiring June 24, 2009. Subject to certain terms and conditions, this option vests and may be exercised 20% per year on a cumulative basis commencing June 24, 2000.

(6) On December 15, 1998, the Company granted Mr. Kennedy an option to purchase 20,000 shares at $7.63 per share expiring December 15, 2008. This option is fully vested.

(7) On August 18, 1997, the Company granted Mr. Kennedy an option to purchase 20,000 shares at $3.375 per share expiring August 18, 2007. Mr. Kennedy has exercised this option.

(8)  Mr. Brooks ceased to be employed by the Company in December 1999.

(9) On February 10, 1999, the Company granted Mr. Brooks an option to purchase 225,000 shares at $7.625 per share expiring February 10, 2009. This option has been forfeited.

(10) On August 15, 1997, the Company granted Mr. Brooks an option to purchase 25,000 shares at $3.38 per share expiring August 15, 2007. Mr. Brooks exercised this option to purchase 10,000 shares. The remaining shares under this option were forfeited.

401(k) PLAN

         Effective January 1, 1991, as amended April 1, 1992, the Company adopted a 401(k) Profit Sharing Plan (the "401(k) Plan") that is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan is available to each Company employee who meets certain eligibility requirements. Employees may begin participation in the 401(k) Plan in January, April, July and October of each year any time after one year of employment. Participating employees may contribute a portion of their compensation not exceeding a limit set annually by the Internal Revenue Service. The Company typically makes matching contributions for eligible employees in an amount of 50% of the first 5% of the employee's contribution.

STOCK OPTION PLANS

         The following table sets forth certain information with respect to the options granted during the fiscal year ended December 31, 1999, to each executive officer of the Company listed in the Summary Compensation Table set forth above.


                       OPTION GRANTS IN FISCAL YEAR 1999


                                                      Percent of
                                                     Total Options      Exercise or
                                      Number of       Granted to       Base Price in
                                       Options       Employees in       Dollars per      Expiration   Grant Date
  Name                               Granted(1)       Fiscal Year        Share(2)           Date     Present Value
  ----                               -----------     ------------    -----------------   ----------  -------------
  John Ward Hunt                         -0-              -0-               --               --               --

  Donald Richard Huntington              -0-              -0-               --               --               --

  Patrick W. Kennedy                 110,000             20.3%            $7.375          6-24-09         $359,700

  Ralph T. Smith, Jr.                    -0-              -0-               --               --              --

  Robert O. Brooks                   225,000(3)          41.4%            $7.625          2-09-09         $645,750

(1) Options vest over a five (5) year period from date of grant at the rate of 20% per year.

(2)  Closing price of Common Stock at date of grant.

(3)  All of which have been forfeited.

         The following table sets forth certain information with respect to the options exercised by the executive officers named above during the year ended December 31, 1999:



                              Shares                         Number of Unexercised         Value of Unexercised In-the-
                             Acquired                               Options                       Money Options
                                on            Value           at December 31, 1999           at December 31, 1999(1)
Name                         Exercise       Realized       Exercisable    Unexercisable    Exercisable    Unexercisable
----                         ---------     ----------    -------------    -------------    -----------    -------------
John Ward Hunt                300,000(2)    $1,153,875        500,000          -0-              -0-             -0-
Donald Richard Huntington       -0-           -0-              -0-             -0-              -0-             -0-
Patrick W. Kennedy              -0-           -0-              39,000        110,000          $114,775        $137,500
Ralph T. Smith, Jr.             -0-           -0-              -0-             -0-              -0-             -0-
Robert O. Brooks               46,000       $  115,900         -0-             -0-              -0-             -0-


(1) Based upon the closing price of the Common Stock of the Company on December 31, 1999, which was $8.625 per share.

(2) The Partnership exercised options to purchase 267,000 shares on June 14, 1999 by tendering 141,843 shares of the Company's Common Stock having a fair market value of $8.00 per share on that date.

EMPLOYMENT AGREEMENTS

          In connection with the acquisition of BHC in 1998, Messrs. Huntington and Smith entered into employment agreements with a subsidiary of the Company. Under the provisions of these agreements, a subsidiary of the Company agreed to employ Messrs. Huntington and Smith until September 1, 2003, subject to certain exceptions, and to pay them each a base salary of at least $200,000 and to provide to them certain perquisites. These employment agreements also contain non-competition covenants which would restrict Messrs. Huntington and Smith from competing with the Company in the States of Texas, Louisiana, New Mexico, Arkansas, Oklahoma, Mississippi, Alabama and Tennessee for three years after their employment terminates.

         Effective January 1, 1998, Mr. Kennedy entered into an employment agreement with a subsidiary of the Company. Under the provisions of the agreement, a subsidiary of the Company agreed to employ Mr. Kennedy until June 30, 2002, subject to certain exceptions, and to pay him a base salary of at least $140,000 and to provide to him certain perquisites. This employment agreement also contains non-competition covenants which would restrict Mr. Kennedy from competing with the subsidiary in the United States for two years after his employment terminates. This agreement was amended in 1999 to provide that upon a change of control of the Company or the subsidiary, Mr. Kennedy may elect to exercise and sell the shares underlying the 110,000 incentive stock options granted to him in June 1999 and have the subsidiary pay him an amount in cash equal to $400,000, less the net proceeds of the sale of such shares, or he may retain such options.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Common Stock, to file initial reports of ownership (Form 3) and reports of changes in ownership (Form 4) with the Securities and Exchange Commission. Executive officers, directors and greater than ten percent beneficial owners are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the copies of such forms furnished to the Company, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were met during the year ended December 31, 1999, except Mr. Burke had one late Form 4 filing relating to the purchase of shares of Common Stock by BMC, and the Company has no record of any Form 3, Form 4 or Form 5 filings by Mr. Daniel Keane.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer of the Company served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Answer Partnership, Ltd. (the "Partnership") is a Texas limited partnership that is owned 62.5% by J. Ward Hunt and 37.5% by The Essential Endowment Trust (the "Trust"). Each of them owns a 1% general partnership interest in the Partnership, with the balance of their respective interests being held as limited partnership interests. The Partnership was organized effective as of July 3, 1992, for purposes of acquiring all of the then-issued and outstanding Common Stock. Mr. Hunt, President and Chief Executive Officer of the Company, is the Managing Partner of the Partnership and controls the day-to-day management of the Partnership. The Trust is a Texas irrevocable trust that was formed effective as of July 2, 1992, for purposes of acquiring an interest in the Partnership for the primary benefit of three children of Mr. Hunt. In the event that Mr. Hunt should withdraw, or cease to serve, as Managing Partner, the successor Managing Partner under the terms of the partnership agreement for the Partnership would be Hilre Lucille Hunt and Thomas R. Corbett, as Co-Trustees of the Trust. The Partnership is authorized to invest generally in any type of property and to hold or develop and to sell, exchange or otherwise dispose of all or any part of the Partnership property and carry on any other business or businesses and exercise any and all powers as may be permitted by law.

         On October 2, 1994, the Company approved a five-year loan to Mr. Hunt of up to $300,000. On March 24, 1998, the Company extended the maturity date of the loan to November 1, 2000. The loan is secured by the pledge of 70,000 shares of the Company's Common Stock by the Partnership and is guaranteed by the Partnership. The loan accrues interest at the variable rate of prime plus one percent per annum. The outstanding principal and accrued interest on the loan as of April 1, 2000 was approximately $455,580.

         On March 18, 1998, the Partnership obtained a revolving line of credit facility having a borrowing limit equal to $1,400,000 from Inwood National Bank (the "Bank"). Under the terms of the Partnership's credit facility with the Bank, the Partnership executed a promissory note dated November 1, 1997 (the "Note") in the principal amount of $1,400,000. The Note was renewed as of March 13, 2000, and the amount available under the credit facility was reduced to $1,130,000. The Note bears interest at a variable rate equal to one percent over prime. The Partnership is required to pay accrued interest on the principal of the Note on a monthly basis with a final payment of unpaid principal and accrued interest due and payable on July 13, 2000. All interest payments are current, and the outstanding principal balance of the Note as of April 15, 2000, was approximately $1,080,000. The Note is secured by a Pledge Agreement dated March 18, 1998, wherein the Partnership pledged 700,000 registered shares of Common Stock as security for the Bank. The Note is also secured by a Commercial Continuing Guaranty entered into between Mr. Hunt, as guarantor, and the Bank. The Partnership retains the right to vote the Common Stock for so long as no default has occurred under the Note or the Pledge Agreement. The Partnership is currently in compliance with the terms of the Note and the Pledge Agreement. Although the Partnership intends to comply with the terms of the Note, any inability or failure by the Partnership to comply with the terms of the Note and Pledge Agreement may result in the Bank foreclosing on the pledged shares of Common Stock, which it may be required to sell under current federal banking regulations.

         Dr. Amos serves as the Medical Director for MedicalControl Network Solutions, Inc. and Value Check, Inc., indirect wholly owned subsidiaries of the Company, on a consultant basis. For such services, the Company pays MedStrategies of Georgia, Inc., a corporation in which Dr. Amos is the sole shareholder, $5,250 per month plus expenses. For any hours worked in excess of 35 hours per month, the Company pays MedStrategies $225 per hour for PPO related services and $150 per hour for utilization review related services. For services provided by Dr. Amos during the year ended December 31, 1999, the Company paid MedStrategies of Georgia, Inc., consulting fees and expenses equal to $68,682.

         Messrs. Huntington and Smith are former shareholders of BHC which was acquired in September 1998 by the Company. In consideration of their shares of BHC common stock, the Company paid to each of Messrs. Huntington and Smith approximately $921,000 in cash and issued 199,467 shares of Common Stock to each of them. In addition, the Company issued convertible subordinated promissory notes to each of them in the original principal amount of $428,571.43. These notes were converted into 161,903 shares of Common Stock at an effective conversion price of $5.25 per share. In addition, Messrs. Huntington and Smith also entered into employment agreements with a subsidiary of the Company as described under the caption "Executive Compensation."

      The Company does not currently intend to engage in future transactions with Mr. Hunt or any affiliated persons in the future other than the consulting arrangement with Dr. Amos. All ongoing and any future transactions with affiliates are and will be on terms no less favorable to the Company than could have been or could be obtained by the Company from unaffiliated parties. The Company may seek competitive bids and related market data prior to any such transaction. Further, any loans to officers, affiliates or shareholders of the Company will be subject to review and approval by a majority of the disinterested Directors of the Company.

                                   PROPOSAL 2
              MEDICALCONTROL, INC. STOCK OPTION AND INCENTIVE PLAN

       The Company is seeking approval of the Stock Option Plan. The Stock Option Plan would provide for up to two million shares of Common Stock to be issued under the plan, plus any shares that are represented by grants under the Prior Option Plan or any other stock option plan of the Company that are forfeited, expire or are canceled without delivery of such shares or result in the forfeiture of shares back to the Company. The purposes of the Stock Option Plan are to (i) attract and retain persons eligible to participate in the plan;
(ii) motivate participants in the plan, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align eligible employees' interests with those of the Company's other shareholders through compensation that is based on the Common Stock; and thereby promote the long-term financial interest of the Company, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION
                           OF THE STOCK OPTION PLAN.

THE STOCK OPTION PLAN

       The Stock Option Plan provides for the issuance to employees, non-employee Directors and eligible independent contractors (collectively "Optionees") of shares of Common Stock pursuant to the grant of incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), stock appreciation rights ("SAR's") and restricted stock and rights to receive restricted stock ("Stock Awards"). The Compensation Committee of the Board of Directors (the "Committee") has the authority to determine to whom stock options and other equity compensation awards will be granted and the terms of any such award, including the number of shares subject to each award and the vesting provisions of each award. Subject to the terms of the Stock Option Plan, the Committee may also amend the terms of any outstanding award.

       The option price per share of Common Stock under the Stock Option Plan is determined by the Committee at the time of each grant; provided, however, that the option price per share for any ISO or SAR shall not be less than 100% of the fair market value of the Common Stock at the time of the grant. For purposes of the Stock Option Plan, "fair market value" of the Common Stock shall be the mean between the lowest and highest reported sales price of Common Stock on the date in question or if no sales are reported on such date, then the closing price on such date. If the Common Stock is not listed on a stock exchange, then "fair market value" shall be the mean of the lowest reported bid price and highest reported ask price on such date, or an amount determined in good faith by the Committee if it is also not traded in the over-the-counter market as of such date.

       Stock options or other awards under the Stock Option Plan are exercisable at such time or times as are determined by the Committee. Payment for the exercise of an option or SAR is required to be paid at the time of exercise, and shall be made in cash or by tendering shares of Common Stock, by actual delivery of shares or attestation based on a valuation of the shares on the date of exercise. The Committee may also allow a participant to have a third party sell shares to be acquired upon exercise and remit the proceeds to the Company in payment of the exercise price.

       The following additional maximums are imposed under the Plan, subject to any adjustments resulting from stock splits, recapitalizations, mergers or other significant corporate transactions: (i) the maximum number of shares of Common Stock that may be issued under ISO's shall be 2,000,000 shares, (ii) the maximum number of shares of Common Stock that may be issued in conjunction with Stock Awards shall be 1,000,000 shares, (iii) the maximum number of shares that may be granted to any one individual pursuant to ISO's, NQSO's and SAR's shall be 500,000 shares during any fiscal year, and (iv) the maximum payment that can be made for awards granted to any one individual pursuant to Stock Awards shall be $1,000,000 for any single or combined performance goals established for any fiscal year, based upon the fair market value of a share of Common Stock on the first day of the applicable performance period.

       The Stock Option Plan may be amended, suspended or terminated at any time by the Board of Directors, without shareholder approval, in such respects as the Board of Directors may deem advisable; provided, however, that no amendment may be made without shareholder approval when such approval is required by Rule 16b-3 promulgated under the Exchange Act, the requirements of Nasdaq, or any other applicable law, rule or regulation. An amendment, suspension or termination will not affect any option previously granted under the Stock Option Plan without the consent of the optionee so affected.

       An Optionee who received stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an ISO or NQSO.

       When an NQSO is exercised, the Optionee will generally realize ordinary income (compensation) measured by the difference between the aggregate exercise price of the Common Stock as to which the NQSO is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction equal to the amount the Optionee is required to treat as ordinary income, but only if the Company withholds federal income tax with respect to such amount. An Optionee's holding period for the shares received on exercise of an NQSO will commence on the date the option is exercised, and his basis in the shares will equal his option price plus the amount included in income on exercise of the option.

       An Optionee generally will not recognize any income upon the exercise of an ISO, but the exercise may, depending on particular factors relating to the Optionee, subject the Optionee to the alternative minimum tax. An Optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided that the Optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the "Required Holding Period"). An Optionee disposing of such shares before the expiration of the Required Holding Period will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the Optionee disposes of the shares of Common Stock received upon exercise before the expiration of the applicable Required Holding Period.

       The tax consequences of SAR's, restricted stock and performance units are not discussed herein, as the Company has not granted any of the foregoing at the present time and has no current expectations to do so.

       In addition, the Stock Option Plan has established for officers and Directors of the Company an exemption from the provisions of Section 16(b) of the Exchange Act for the grants of options. Section 16(b) provides for recovery by the Company of profits made by officers and Directors on short-term trading in shares of Common Stock. Grants of options to purchase Common Stock under the Stock Option Plan by officers and employee-Directors may be entitled to an exemption from the operation of Section 16(b), provided certain conditions are met under the rules and regulations of the Commission.

       Approval of the Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Annual Meeting.


                                   PROPOSAL 3
                              MEDICALCONTROL, INC.
                  2000 NON-EMPLOYEE DIRECTOR COMPENSATION PLAN

      On March 28, 2000, the Board of Directors approved the adoption of the Directors Compensation Plan in order to further enhance the ability of the Company to retain qualified persons who are not employees to serve as Directors, by allowing them to elect to be paid their director fees in Common Stock.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ADOPTION OF THE
                          DIRECTORS COMPENSATION PLAN.

      The Directors Compensation Plan provides for the issuance of up to 100,000 shares of Common Stock to Directors of the Company who are not employees of the Company or any corporate affiliate of the Company. The purpose of the Directors Compensation Plan is to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to non-employee Directors through the acquisition of an equity interest in the Company and an increased personal interest in its performance. The Directors Compensation Plan will fulfill its purpose by allowing non-employee Directors to elect to receive shares of Common Stock instead of cash as payment of the directors fees paid to non-employee members of the Board of Directors. See "Board of Directors; Committees."

      Under the Directors Compensation Plan, eligible Directors may file with the Secretary of the Company or other designee of the Board of Directors a notice electing to receive payment of his directors fees in shares of Common Stock for a particular calendar year. The notice may be filed at any time prior to December 1 of the calendar year preceding the applicable year for which the fees will be earned. If a notice electing payment in Common Stock is not filed prior to December 1 of the prior calendar year, the directors fees for the succeeding calendar year will be paid in cash. Once a notice is filed, it is effective and irrevocable for all subsequent years until another notice is filed by the director terminating his election to be paid fees in shares of Common Stock. If a non-employee director files the appropriate notice, his director fees will be paid in shares of Common Stock on the first business day in January following the year of service, based upon the market value of the Common Stock on such day.

      The Board of Directors shall administer the Directors Compensation Plan. The Board of Directors shall have complete authority to amend the plan at any time, except for any increase in the number of shares of Common Stock authorized under the Directors Compensation Plan or any other amendment that requires shareholder approval under applicable law or Nasdaq regulations. No amendment or termination of the Directors Compensation Plan will affect the rights of participating Directors with respect to options outstanding at the time of such termination or amendment.

               PRINCIPAL SHAREHOLDERS AND OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Common Stock as of April 1, 2000, by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company listed in the Summary Compensation Table set forth under the caption "Executive Compensation" and (iv) all Directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each shareholder identified in the table possesses sole voting and investment power with respect to its or his shares.

      Name                                  Shares Beneficially Owned(1)     Percent of Shares
      ----                                  ----------------------------     -----------------
Daniel A. Keane                                      630,190(2)                     13.49%
Lois H. Keane                                        291,700                         6.24%
William L. Amos, Jr., M.D.                            20,000(3)                         *
Frank M. Burke, Jr. and                               72,000(4)                      1.53%
    Burke, Mayborn Company, Ltd.
David Samuel Coats                                    34,000(5)                         *
John Ward Hunt and                                 3,315,657(6)                     64.10%
    The Answer Partnership, Ltd.
Donald Richard Huntington                             40,916                            *
Patrick W. Kennedy                                    20,000(5)                         *
Ralph T. Smith                                        40,810                            *
Robert O. Brooks(7)                                        -                            *
All named Executive Officers and                   4,226,673(8)                     79.68%
    Directors as a Group (8 persons)

----------------------------
* Less than one percent.


(1) Includes shares issuable upon exercise of stock options which are or will be exercisable prior to May 31, 2000.
(2) Includes 14,275 shares held by Mr. Keane's wife, Susan S. Keane, over which he has joint investment authority, 291,700 shares held by his mother, Lois
     H. Keane, over which he has sole investment authority, 32,600 shares held jointly with his son, Benjamin P. Keane, and 134,600 shares held jointly with Susan S. Keane.
(3) Includes 13,000 shares with respect to which Dr. Amos has the right to acquire by virtue of outstanding vested options.
(4) Includes 31,000 shares with respect to which Mr. Burke has the right to acquire by virtue of outstanding vested options. Includes 41,000 shares owned by BMC, which may be deemed beneficially owned by Mr. Burke (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) since, as the Chairman, Chief Executive Officer and managing General Partner of BMC, Mr. Burke has the power to direct the voting and disposition of such shares. The business address of BMC is 5500 Preston Road, Suite 315, Dallas, Texas 75205.
(5) All of which represent shares with respect to which the officer or director has the right to acquire by virtue of outstanding vested options.
(6) Includes 500,000 shares with respect to which J. Ward Hunt has the right to acquire by virtue of outstanding vested options. Includes 2,696,157 shares held of record and beneficially by The Answer Partnership, Ltd. but may also be deemed to be beneficially owned by Mr. Hunt (within the meaning of Rule 13d-3 under the

     Securities Exchange Act of 1934, as amended) since, as managing partner of such partnership, Mr. Hunt has the power to direct the voting and disposition of such shares. See "Certain Relationships and Related Transactions" for further information concerning The Answer Partnership, Ltd. The business address of Mr. Hunt and The Answer Partnership, Ltd. is 8625 King George Dr., Suite 300, Dallas, Texas 75235.
(7) Mr. Brooks ceased to be an employee of the Company on December 13, 1999. All of the options granted to Mr. Brooks were terminated as of December 23, 1999, as a result of ceasing to be an employee.
(8)  Includes options to purchase 632,000 shares of Common Stock.


                                    AUDITORS

       Grant Thornton LLP, independent certified public accountants, serves as the Company's independent auditors. A representative of Grant Thornton LLP will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. This representative will be available to respond to appropriate shareholder questions at that time.


      PROPOSALS OF SHAREHOLDERS FOR PRESENTATION AT NEXT ANNUAL MEETING OF
                                  SHAREHOLDERS

       Any shareholder of record of the Company, who desires to submit a proper proposal for inclusion in the Proxy materials relating to the next Annual Meeting of Shareholders, must do so in writing and it must be received at the Company's principal executive offices by January 1, 2001. The proponent must be a record or beneficial owner entitled to vote at the next annual meeting on his or her proposal and must continue to own such security entitling him or her to vote through the date on which the meeting is held.

                          ANNUAL REPORT ON FORM 10-KSB

       The Company's Annual Report on Form 10-KSB has been distributed to all record holders as of the record date. The Annual Report on Form 10-KSB is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

                                 OTHER BUSINESS

       Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy card shall vote on such matters in accordance with his best judgment.

                             ADDITIONAL INFORMATION

      In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, Directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement and enclosed Proxy on or about May 2, 2000.

                                 FORM OF PROXY

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
               MEETING OF THE SHAREHOLDERS OF MEDICALCONTROL, INC.
                             TO BE HELD MAY 31, 2000

      The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of MedicalControl, Inc. (the "Company") to be held on May 31, 2000, at 9:30 a.m., local time, at the Company's executive offices, 8625 King George Drive, Suite 300, Dallas, Texas 75235 and the Proxy Statement in connection therewith, and appoints John Ward Hunt and Bob Buddendorf, and each of them, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of MedicalControl, Inc. held of record by the undersigned as of the close of business on April 24, 2000, at the Annual Meeting of Shareholders or any adjournment or postponement thereof.


1.  ELECTION OF DIRECTORS.

    _____ FOR all nominees listed below (except as marked to the contrary below)
    _____ WITHHOLD authority to vote for all nominees listed below

    J. Ward Hunt, William L. Amos, Jr. M.D., Frank M. Burke, Jr., and David Samuel Coats

(INSTRUCTION: To withhold authority to vote for any nominee, write the nominees' names on the space provided below.)

------------------------------------------------------


2.  PROPOSAL TO APPROVE THE MEDICALCONTROL, INC. STOCK OPTION AND INCENTIVE
    PLAN.
      FOR           AGAINST             ABSTAIN
      [ ]           [ ]                   [ ]

3. PROPOSAL TO APPROVE THE MEDICALCONTROL, INC. NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN.
      FOR           AGAINST             ABSTAIN
      [ ]           [ ]                   [ ]

4. IN HIS DISCRETION, THE PROXY IS AUTHORIZED TO VOTE UPON ANY MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
      FOR           AGAINST             ABSTAIN
      [ ]           [ ]                   [ ]

      It is understood that when properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED "FOR" THE NAMED PROPOSALS.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

      The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all that said Proxy and his substitutes may do by virtue hereof.

                                           Please sign exactly as name(s)
                                           appear below. When shares are
                                           held by joint tenants, both
                                           should sign. When signing as
                                           attorney, executor,
                                           administrator, trustee or
                                           guardian, please give full
                                           title as such. If a
                                           corporation, please sign in
                                           full corporate name by
                                           President or other authorized
                                           officer. If a partnership,
                                           please sign in partnership
                                           name by authorized person.


                                            Dated: ______________, 2000


                                            ------------------------------------
                                            Signature


                                            ------------------------------------
                                            Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

[ ] PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING.

-----------------------------------------------------